                                                                    EXHIBIT 10.9

                                  OEM AGREEMENT

        This OEM AGREEMENT (the "Agreement") is effective as of the first day of August, 2000 (the "Effective Date"), by and between QUINTON INSTRUMENT COMPANY, a Washington corporation ("Quinton") with its principal place of business at 3303 Monte Villa Parkway, Bothell, Washington 98021 and MORTARA INSTRUMENT, INC., a Wisconsin corporation ("Mortara") with its principal place of business at 7865 North 86th Street, Milwaukee, Wisconsin 53224.

        Whereas, Mortara desires to establish a worldwide marketing relationship for its hardware and software Products (as defined below);

        Whereas, Quinton sells a broad range of devices for use by health care and consumers and desires to add to its product line;

        Whereas, Quinton and Mortara desire to enter into a definitive agreement to which Quinton would purchase the Products from Mortara and on a non-exclusive basis, combine and assemble them with other Quinton products and resell them to third-party distributors and end-users through a network of Quinton sales;

        Now, Therefore, in consideration of the foregoing premises and other good and valuable consideration, the parties hereby agree as follows:

                                    ARTICLE 1

DEFINITIONS. As used herein, the following terms shall have the following meanings:

1.1 "ARRHYTHMIA ANALYSIS SOFTWARE" shall mean the arrhythmia analysis software provided by Mortara hereunder.

1.2 "COMPETITIVE CHANGE OF CONTROL" shall be deemed in effect in the event a competitor of Mortara obtains equity ownership in Quinton in excess of 50%.

1.3 "COMBINED PRODUCT(s)" shall mean the combination, integration, and/or bundling of the Product with Quinton products and equipment, ready for delivery to End Users.

1.4 "CONFIDENTIAL INFORMATION" shall mean, subject to the exceptions set forth in Section 10.2, any information received by one party from the other party which is designated in writing as confidential, or, if disclosed orally, identified at the time of disclosure as confidential and followed by written confirmation of the confidential nature of such information. Confidential Information may include know-how, data, processes or techniques relating to the Products and any research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, and provided to either party pursuant to this Agreement.

1.5 "END USER" shall mean an individual or entity that acquires the Product for his or her own use and not for resale.

1.6 "FDA" shall mean the United States Food and Drug Administration, and any successor thereto.

1.7 "FD & C ACT" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended, and applicable regulations promulgated thereunder, as amended from time to time.

1.8 "GOOD MANUFACTURING PRACTICES" or "GMP" shall mean the good manufacturing practice regulations promulgated from time-to-time by the FDA for the manufacture of medical devices in the United States and other countries. "cGMP" or "current GMP" shall mean the GMP practices in effect at a particular


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 1 of 13
        time, including in the United States the requirements set forth in the FDA's current Quality System Regulation, as it may be amended from time to time.

1.9 "HARDWARE PRODUCTS" include the Receiver Carrier Cards, Receiver Cans, Transmitters and Antenna Network Components provided by Mortara hereunder.

1.10 "LEAD-TIMES" means the estimated purchasing lead time for the Product as set forth in Exhibit A.

1.11 "PRODUCT(s)" shall mean the then current version of Mortara's software and hardware products detailed in Exhibit A, together with any commercially available documentation in electronic and hardcopy formats, and any related technical information, updates and enhancements thereto. The Products include Hardware Products, Product Accessories, Software Products.

1.12 "PRODUCT ACCESSORY" shall mean those consumable item(s) provided as part of the Products, which include patient cables and electrode assemblies.

1.13 "REGULATORY APPROVAL" shall mean, with respect to a country, all approvals, licenses, registrations, clearances or authorizations of the FDA or any other federal, state or local regulatory agency, department, bureau or other government entity, necessary for the use, manufacture, storage, import, transport and Sale of a Product in such country.

1.14 "SOFTWARE PRODUCT(s)" include software drivers and the Arrhythmia Analysis Software provided by Mortara hereunder.

1.15 "SPARE OR REPLACEMENT PARTS" shall be defined as those parts used to repair or replace any Product failures.

1.16 "SELL", "SALE" or "SOLD" shall mean to sell, license, lease, distribute, market, install or otherwise dispose of and to use in connection with those activities.

1.17    "TERRITORY" shall mean all countries of the world.

1.18 "TRANSFER FEE" shall mean the fee Quinton shall pay Mortara for each copy of the Product distributed to End Users, except for reasonable numbers of Product which are used by Quinton internally for development purposes.

1.19 "TRANSMITTERS" shall mean the transmitters provided by Mortara hereunder.

                             ARTICLE 2: THE PRODUCT

2.1 GRANT OF QUINTON RIGHTS. In consideration of the Transfer Fees set forth in Exhibit A, and subject to and expressly conditioned upon compliance with the terms and conditions of this Agreement, Mortara hereby grants to Quinton and Quinton hereby accepts (a) a non-exclusive, nontransferable, worldwide license to combine the Products with Quinton products or equipment and deliver the Products as combined, integrated and/or bundled with Quinton products or equipment to End Users in the Territory, and (b) a non-exclusive, nontransferable, worldwide license to copy and distribute any related Product software and combine related Product software with Quinton products or equipment for distribution to End Users in the Territory.

2.2 DEVELOPMENT OF PRODUCT

        2.2.1 Mortara is responsible for the development of the Product and delivery of the Product to Quinton.

        2.2.2 Validation and verification testing shall be defined and conducted by Quinton on the Products as delivered by Mortara. During the testing period, at its sole cost and expense, Mortara shall


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 2 of 13
                provide Quinton with technical assistance to assist in the validation and verification testing process.

        2.2.3 Mortara agrees that the total non-recurring engineering costs that Quinton will pay Mortara (the "NRE Costs") to support development of the Arrhythmia Analysis Software for use in the Products shall be [*]. Mortara will invoice Quinton for 100% of the NRE Costs upon execution of this Agreement.

2.3 REGULATORY APPROVALS BY MORTARA. Mortara will be solely responsible for filing, obtaining and maintaining any and all Regulatory Approvals relating to the Transmitters provided to Quinton under this Agreement. All Regulatory Approvals will be owned by and filed in the name of Mortara, provided, however, that Quinton shall have the right to reference all such Regulatory Approvals in its Product labeling. Quinton will cooperate with Mortara, at Mortara's expense, in such manner as Mortara may reasonably request to assist in obtaining such Regulatory Approvals.

2.4 REGULATORY APPROVALS BY QUINTON. Quinton will be solely responsible for filing, obtaining and maintaining any and all Regulatory Approvals relating to the Combined Product. All Regulatory Approvals will be owned by and filed in the name of Quinton. Mortara will cooperate with Quinton, at Quinton's expense, in such manner as Quinton may reasonably request to assist in obtaining such Regulatory Approvals.

2.5 TECHNOLOGY ESCROW. Quinton has the right, but not the obligation, to require Mortara to place all Product and corresponding documentation, sufficient to manufacture and Sell the Product with Regulatory Approval, in an escrow account upon the occurrence of any of the factors listed below: (1) bankruptcy or insolvency of Mortara, (2) uncured breach of the Agreement by Mortara in accordance with Article 12 of this Agreement, or (3) if greater than 50% of the voting shares of Mortara are transferred to a company deemed by Quinton to be a competitor of Quinton. Within sixty (60) days of Quinton's written notice to Mortara of Quinton's decision to require the establishment of an Escrow account:
        (i) the parties will select a mutually agreed upon person or entity to serve as the holder of a technology escrow (the "Technology Escrow Holder"); (ii) Mortara will establish a technology escrow account with the Technology Escrow Holder, and (iii) Mortara will negotiate and execute an escrow agreement which will provide for the release of the escrow contents to Quinton by the Technology Escrow Holder upon occurrence of the following events: any breach of this Agreement by Mortara, or failure of Mortara to do business in the normal course. Upon execution of the escrow agreement, Mortara will place in the technology escrow account the information and data necessary to manufacture the Products. During the term of this Agreement Mortara shall update the escrow contents whenever significant Product changes occur. Quinton will bear all Escrow fees associated with establishing and maintaining the Escrow account and has the right to audit the Escrow account to insure completeness.

                     ARTICLE 3: PRODUCT FORECASTS AND ORDERS

For the initial six (6) month period following the Effective Date of the Agreement, Quinton will provide Mortara with a firm purchase order with scheduled Product deliveries. Quantities for this initial purchase order are attached hereto in Exhibit A. Thereafter on a monthly basis Quinton will provide Mortara with a rolling six month schedule of forecasted demand for the Product. Quinton will deliver a firm purchase order for months l-3, and forecasted demand for months 4-6. Quinton may modify forecasted order quantities in accordance with the Production Schedule Ordering Parameters, below:

                      Production Schedule Ordering Parameters:

Months 1-3      Firm purchase order, schedule unchangeable
----------      -------------------------------------------------------------
Months 4-6      Firm forecast.  Quinton may adjust deliveries +/- 30% of
                forecasted deliveries.

Lead Times will be reviewed by Mortara and communicated to Quinton no less than on a semi-annual basis, and any necessary adjustments will be mutually agreed upon between the parties and incorporated into Exhibit A.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 3 of 13

Upon any termination or expiration of this Agreement, Quinton will provide Mortara with a firm purchase order for 100% of its forecasted demand for months 4-6, with scheduled delivery dates not to exceed 180 days.

                       ARTICLE 4: PRICES AND PAYMENT TERMS

4.1 FEES. Transfer Fees for the Products are set forth in Exhibit A attached hereto.

4.2     REPORTING AND PAYMENT TERMS.

        4.2.1 For all Products ordered by Quinton and shipped to Quinton by Mortara, Quinton will pay invoices received from Mortara [*] days, FOB Milwaukee, WI.

        4.2.2 For all Arrhythmia Analysis Software copied and distributed by Quinton for Sale in connection with other Products under this Agreement, Quinton agrees to deliver monthly reports as detailed in Section 4.2.3 to Mortara within thirty (30) days after the end of each month in which the Arrhythmia Analysis Software was Sold, specifying the number of copies of Arrhythmia Analysis Software distributed to End Users during the month just ended. Each report shall be signed by a duly authorized representative of Quinton and forwarded to Mortara at its then-current notice address, addressed to the attention of Brian Brenegan. All monthly reports shall be accompanied by payment due, if any. Quinton shall submit monthly reports even if no Arrhythmia Analysis Software was Sold during the preceding month.

        4.2.3 Monthly Reports. Quinton's monthly reports shall include "Point of Sale" information which shall contain, at a minimum, the following information: beginning and ending report dates, End User purchase date, End User name, address, city, state, zip or postal code, country, area code and phone number, End User contact, Arrhythmia Analysis Software name ("lethal" or "extended" version), number and description, and quantity Sold to End User minus returns.

4.3 WITHHOLDING TAXES. Payments to Mortara hereunder shall be made without deduction other than such amount (if any) Quinton is required by law to deduct or withhold. Payments subject to such deductions or other withholdings shall be increased by an amount which shall equal, as nearly as possible, the amount required to be deducted or withheld, less any tax benefits realizable by Mortara. Quinton shall obtain a receipt from the relevant taxing authorities for all withholding taxes paid and forward such receipts to Mortara to enable Mortara to claim any and all tax credits for which it may be eligible. Quinton shall reasonably assist Mortara in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

4.4 OTHER TAXES, TRANSPORTATION AND INSURANCE. Quinton will pay all non-U.S. export charges, import duties, any and all sales, use, excise, value added or other taxes or assessments imposed by any governmental authority upon or applicable to any sale to Quinton under this Agreement, and all costs and charges for transportation, brokerage, handling and insurance of the Products from the point of shipment.

4.5 RECORDS, AUDIT OF SALES AND EXPENSES. During the term of the Agreement and for one (1) year thereafter, Mortara shall have the right, at its sole cost and expense, to audit Quinton's books and records as necessary to verify the monthly reports issued by Quinton under Section 4.2.2 above and Quinton's compliance with the terms of this Agreement. Quinton shall make its books and records available for inspection during Quinton's normal business hours. Mortara shall give Quinton no less than ten (10) days prior written notice of its desire to perform such an audit. If any such audit should disclose that Quinton's reports understate the actual fees payable then Quinton shall promptly pay the amount of the discrepancy to Mortara. Should such understatement of fees payable by Quinton be five percent (5%) or more, Quinton shall also reimburse Mortara for any expenses incurred in conducting the audit, including auditor's fees and reasonable travel expenses, if any, up to a maximum of $5,000. If any such audit discloses Quinton overpaid fees to Mortara, then the amount of overpayment shall be credited against Quinton's next monthly payment(s). Any Quinton records, books or accounting information received by


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 4 of 13

        Mortara or its auditors during any audit shall be treated as Confidential Information as detailed in Article 11.

                        ARTICLE 5: MARKETING AND SERVICE

5.1 PROMOTION AND MARKETING. Quinton agrees to promote the Sale, marketing and distribution of the Products in the Territory in a manner consistent with this Agreement and generally accepted business practices.

5.2 BUSINESS MEETINGS. Mortara and Quinton will meet each year during the term of the Agreement to review sales performance, average selling price of Product, Quinton's gross margins on Net Sales, Mortara's Transfer Fees for Products and other relevant issues.

5.3 PROMOTIONAL LITERATURE. Upon request, Mortara will furnish Quinton, at Mortara's expense, with all available electronic files of Product documentation, technical requirements and the like in order to aid Quinton in effectively carrying out its activities under this Agreement. Quinton shall be responsible for and have exclusive rights for the design and production of promotional literature for the Products as delivered by Quinton. Quinton shall include any copyright notices of Mortara as requested in writing by Mortara.

5.4 REPLACEMENT OR SERVICE OF DEFECTIVE PRODUCTS DURING THE WARRANTY PERIOD. Mortara will replace or repair all defective Products returned or reported to it by Quinton at no cost during the warranty period.

5.5 END USER SUPPORT. Quinton will be responsible for direct interaction with its End Users for warranty and non-warranty related field service and ongoing support for the Product.

5.6 TECHNICAL SUPPORT TO QUINTON. At its own cost and expense, Mortara will be responsible for providing Quinton technical service and applications personnel with technical support for the Products, including telephone consultation and assistance sufficient to enable Quinton to support its End Users of the Products. In addition, Mortara agrees to provide technical assistance to Quinton in adapting the Products, specifically, components and algorithms, to Quinton's products.

5.7 SPARE OR REPLACEMENT PARTS. Quinton may order Spare or Replacement Parts for the Products during the term of this Agreement at the prices listed in Exhibit A. Mortara agrees to provide Quinton with Spare or Replacement Parts for the Products for a period of twelve (12) months following any expiration or termination of this Agreement.

5.8 DEFECT TRENDING. No less than once each quarter Quinton shall supply Mortara with a written report detailing any commonly experienced component failures or service problems with the Products ("Incidents"). Upon reasonable notice to Quinton from Mortara, records of Incidents shall be made available to Mortara for inspection. Mortara agrees to use its best efforts to promptly correct problems or defects that degrade the use of the Product or result in an increased hazard risk.

5.9 EXPENSES. All expenses incurred by either Mortara or Quinton in connection with the performance of its obligations hereunder will be borne solely by the party incurring the expense. Mortara and Quinton will each be responsible for appointing and compensating its own employees, agents and representatives.

                       ARTICLE 6: MORTARA PRODUCT WARRANTY

6.1 PRODUCT WARRANTY. Mortara warrants that the Products provided to Quinton in accordance with the terms hereof shall be (i) in compliance with and perform in accordance with the Product specifications; (ii) developed in compliance with the FD&C, cGMP and other applicable laws, rules and regulations and (iii) free from defects in material and workmanship. Hardware Products will be warranted for a period of fourteen (14) months from the date on which the Hardware Product is delivered to Quinton; Software


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 5 of 13

        Products and Product Accessory will be warranted for a period of ninety
        (90) days from the date on which the Software Product or Product Accessory is delivered to the End User.

6.2     EXCLUSIONS. The above warranties shall not apply to any Product which
        (a) has been altered by Quinton without approval of Mortara, (b) has not been operated, repaired or maintained in accordance with any handling, maintenance or operating instructions supplied by Mortara or (c) has been subjected to unusual physical or electrical stress, misuse, abuse, negligence or accident.

6.3 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MORTARA MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, AND MORTARA EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.4 LIMITATION OF LIABILITY. To the maximum extent permitted by applicable law, in no event shall Mortara be liable for any special, incidental, or consequential damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or any other pecuniary loss) arising out of the use or inability to use the Product, even if Mortara has been advised of the possibility of such damages. Because some States and Jurisdictions do not allow the exclusion of limitation of liability for consequential or incidental damages, the above limitation may not apply.

                    ARTICLE 7: REPRESENTATIONS AND WARRANTIES

7.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other party that (i) it has the right and lawful authority to enter into this Agreement; (ii) this Agreement is legal and valid and the obligations binding upon each party are enforceable in accordance with their terms except insofar as the enforceability hereof may be limited by applicable bankruptcy, insolvency, receivership, moratorium and other similar laws affecting the rights of the creditors generally, or general principles of equity regardless of whether asserted in a proceeding in equity or at law; and (iii) the execution, delivery and performance of this Agreement does not conflict with any agreement or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

7.2 PATENTS. Mortara warrants to Quinton that (a) it is the owner of the entire right, title and interest in the Products and has all authority necessary to grant the licenses in and to the Products herein; and which is necessary for the manufacture, use, offer for Sale, Sale and importation of the Products; and (b) manufacture, use, offer for Sale, Sale and importation of the Products has not been found to infringe, and to the best of Mortara's knowledge is not now infringing, and has not been the subject of any notice or allegation, received by Mortara as of the Effective Date, of infringement of any intellectual property right of a third party.

                           ARTICLE 8: INDEMNIFICATION

8.1 INDEMNIFICATION BY MORTARA. Mortara agrees to indemnify, defend and hold Quinton harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorney's fees and court costs (collectively "Claims"), which Quinton may incur to the extent such Claims arise out of (i) a Product's infringement of any United States federal or state intellectual property right of a third party, or (ii) the death or injury of any person or damage to property resulting from
        (a) Mortara's breach of its representations, warranties and covenants contained in this Agreement (b) Mortara's design, testing or manufacture of the Products to the extent not caused by fault attributable to Quinton, or (c) the negligence, recklessness or willful misconduct of Mortara or its officers, employees or agents.

8.2 INDEMNIFICATION BY QUINTON. Quinton agrees to indemnify, defend and hold Mortara harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorney's fees and court


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 6 of 13
        costs (collectively "Claims"), which Mortara may incur to the extent that such Claims arise out of (i) Quinton's breach of its representations, warranties and covenants contained in this Agreement,
        (ii) the Sale, promotion or other distribution of Products by Quinton otherwise than in a manner consistent with the Agreement, (iii) any representation or warranty given by Quinton with respect to the Products (other than product warranty given by Mortara in Article 6 hereto and other than the labeling for Products as cleared by the FDA), (iv) repairs or services rendered by Quinton that do not comply with Mortara's recommended guidelines, or (v) injury, illness or death of any person to the extent such injury, illness or death to other persons arises out of or results from the negligence, recklessness or willful misconduct of Quinton or Quinton's officers, employees or agents.

8.3 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. Each party acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

8.4     INDEMNIFICATION PROCEDURE. The party seeking indemnification under this
        Article 8 (the "Indemnified Party") shall (i) give the other party (the "Indemnifying Party") written notice of the relevant Claim and the related facts with reasonable promptness after becoming aware of same,
        (ii) reasonably cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) give the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest in any intellectual property the Indemnified Party controls, without the Indemnifying Party's prior written approval. The Indemnified Party shall have no authority to settle any claim on behalf of the Indemnifying Party.

8.5 INSURANCE. Mortara shall maintain, during the term of this Agreement and for a period of five (5) years after expiration or termination of this Agreement, comprehensive general liability insurance, including full products liability coverage, with an insurance carrier with a rating of VII A Best or better, and coverage limits of not less than $l,000,000 per occurrence and at least $2,000,000 aggregate coverage for claims of bodily injury and property damage arising out of any loss. Such policy or policies shall include Quinton as named insured in such policy or policies. Such policy or policies shall also expressly cover any liability Mortara may incur as Indemnifying Party under this Agreement.

                   ARTICLE 9: PRODUCT RECALLS, ADVERSE EVENTS

9.1 PRODUCT RECALL. In the event that any governmental agency or authority issues a recall or takes similar action in connection with the Products, or in the event either party determines that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal, the party with such information shall, within twenty-four (24) hours, advise the other party of the circumstances by telephone or facsimile. Quinton shall have the right to control the arrangement of any Product recall, and the parties will cooperate with each other in implementing such recall. Specifically, the parties shall cooperate in the event of a Product recall with respect to the reshipment, storage or disposal of recalled Products; the preparation and maintenance of relevant records and reports; and notification to any recipients or End Users.

9.2 ADVERSE EVENTS. Each party shall advise the other party, by telephone or facsimile, within such time as is required by the FDA (with respect to the severity of an adverse event) after it becomes aware of any complaints, adverse event reports or safety issues potentially caused by use of the Products or to which the use of the Products may have contributed as well as any Product malfunction or any other reportable events under 21 CFR 803-804 or similar laws and regulations in other countries. Such advising party shall provide the other party with a written report delivered by confirmed facsimile of any such reports,


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 7 of 13
        stating the full facts known to it, including but not limited to, customer name, address, telephone number and serial number, if any, of the Products involved.

                      ARTICLE 10: CONFIDENTIAL INFORMATION

10.1 NONDISCLOSURE OBLIGATIONS. During the term of this Agreement, and for a period of three (3) years after termination hereof, each party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any third party or use any Confidential Information for any unauthorized purpose. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own, which shall at minimum be a reasonable standard of care. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. All information that is to be held confidential shall be given only to individuals who are made aware of the confidential nature of the information and who have signed a confidentiality agreement or who have a fiduciary responsibility to the disclosing party and who have a need to know.

10.2 EXCEPTIONS. Confidential Information shall not include any information which: (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;
        (ii) is known by the receiving party at the time of receiving such information, as evidenced by its written records; (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (iv) is independently developed by the receiving party without any breach of Section 10.1; (v) is the subject of a written permission to disclose provided by the disclosing party; or (vi) is of such inconsequential nature as to render it valueless. The parties agree that the material financial terms of this Agreement will be considered the Confidential Information of both parties. However, each party shall have the right to disclose the material financial terms of this Agreement to any potential acquirer, merger partner, or other bona fide potential financial partner, subject to a requirement to secure confidential treatment of such information consistent with the Agreement or if it is prudent or proper to make such disclosure to comply with applicable government regulations; provided that the disclosing party shall utilize reasonable efforts to not publicly disclose such information to the extent legally permitted and practicable.

10.3 AUTHORIZED DISCLOSURE. Notwithstanding any other provision of this Agreement, each party may disclose Confidential Information if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued; is otherwise required by law; or is otherwise necessary to secure financing, prosecute or defend litigation or comply with applicable governmental regulations, including regulatory filings, or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

10.4 PUBLICITY. All public announcements and press releases regarding the subject matter of this Agreement shall be made only after mutual agreement by the parties as to the content and timing thereof. Any such announcements or communications shall be made only with the prior approval of the other party hereto, which shall not be unreasonably withheld, except as otherwise required by applicable law or legal process.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 8 of 13

                        ARTICLE 11: COMPLIANCE WITH LAWS

11.1 MANUFACTURING AND SHIPPING. Quinton and Mortara each shall be responsible for complying with all applicable legal and regulatory requirements of the United States and any other state or local regulatory agency department, bureau, commission, council or other governmental entity regarding the manufacture and shipment obligations hereunder. Each party shall promptly notify the other of new instructions, regulations or specifications of which it becomes aware which are relevant to the manufacture and distribution of the Products under this Agreement and which are required by the FDA, or other applicable laws or governmental regulations and shall confer with each other with respect to the best means to comply with such requirements. Each party shall assist the other in obtaining and maintaining all approvals and authorizations of any governmental agencies necessary for the manufacture, use, marketing, distribution or sale of Products, and will promptly notify the other party of any comments, responses or notices that a party receives from any governmental authorities which relate to the regulatory status of the Product.

11.2 MARKETING AND SALES. Quinton shall comply with all applicable laws, regulations and orders of any governments or government agencies worldwide and with all other governmental requirements applicable to its promotion, marketing and sales activities with respect to the Products, including obtaining import approvals or other permits, customs clearances, or authorizations for the shipment and Sale of Products. In connection with Quinton's compliance with this Section 11.2, Quinton will provide Mortara with all information it reasonably requests, including but not limited to distribution records, copies of any filings made in connection therewith and any promotional literature, sales literature, books, catalogues and the like prepared in connection with the Products. Mortara will, at Quinton's expense, furnish Quinton with such assistance and cooperation as may reasonably be requested in connection with compliance with such governmental requirements.

11.3 FACILITIES APPROVAL. Mortara shall be responsible for obtaining and maintaining all necessary plant inspection standards, plant licenses registrations or permits to enable the development of the Products.

            ARTICLE 12: TERM, TERMINATION, AND EFFECT OF TERMINATION.

12.1 TERM. Except as provided in Sections 12.2 and 12.3, this Agreement and the licenses and rights granted hereunder will be effective for a term of five (5) years.

12.2 TERMINATION FOR BREACH. Either party may terminate this Agreement upon written notice to the other party if (i) the other party commits any material breach of this Agreement which the other party fails to cure within thirty (30) days following written notice from the non-breaching party specifying such breach; (ii) the other party permanently ceases to conduct business; or (iii) the other party (a) becomes insolvent, (b) makes an assignment for the benefit of creditors, (c) commences any dissolution, liquidation or winding up, (d) has a receiver, trustee, conservator or liquidator appointed for all or a substantial part of its assets, or (e) has a petition filed by or against it under the Bankruptcy Code of 1978, as amended, 11 U.S.C. Section 101 et seq., or under any state insolvency laws providing for the relief of debtors, and such petition is not dismissed within sixty (60) days of its filing.

12.3 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement at its election and in its sole discretion without cause upon twelve (12) month written notice to the other party.

12.4 SURVIVING OBLIGATIONS. Termination or expiration of this Agreement will not (i) affect any rights of either party which may have accrued up to the date of such termination or expiration, (ii) relieve either party of its obligations under Article 6 (Mortara Product Warranty), Article 7 (Representations and Warranties), Article 8 (Indemnification) or Article 11 (Confidential Information), or (iii) relieve Quinton of its obligation to pay to Mortara sums due prior to termination or expiration of this Agreement, including the NRE costs noted in Article 2 and Product orders noted in Article 3. Likewise, Mortara will


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 9 of 13
        maintain its obligations to fulfill all Product orders that may remain unfilled at the time of such termination or expiration.

12.5    EFFECT OF TERMINATION.

        12.5.1 Upon the termination of this Agreement for whatever reason, Quinton will cease to act as a sales representative and distributor of the Products, except that Quinton shall have the right to continue to fulfill its support and maintenance obligations related to the Products to its installed End User base. Quinton will return to Mortara all price lists, catalogs, sales literature, operating and service manuals, advertising literature and other materials relating to the Products originally provided by Mortara to Quinton, less one (1) copy for the purpose of fulfilling its support and maintenance obligations. Notwithstanding the foregoing, Quinton will have the following rights: (i) for a period not to exceed one hundred eighty (180) days, to sell any Products remaining in inventory, and to fulfill firm orders received from End Users and previously delivered to Mortara, and (ii) in the event this Agreement is terminated by Quinton pursuant to Section 12.2, to sell any Products for an additional two hundred seventy (270) days solely with respect to the fulfillment of firm standing orders as proven by documentation presented to Mortara.

        12.5.2 Upon the termination of this Agreement by any material breach by Quinton, or from Quinton's inability to conduct its normal business (Section 12.2 (ii) and (iii) above) Quinton shall provide to Mortara upon the effective date of termination, the following information: (i) the location of all Products sold by Quinton during the term of this Agreement; (ii) the Incident files related to the Products; and (iii) a copy of Quinton's End User list for the Products compiled during the term of this Agreement, including names, addresses, telephone numbers and purchase history.

12.6 CHANGE OF CONTROL. Quinton shall provide Mortara with prompt written notice in the event of any Competitive Change of Control, and Mortara shall have the right to terminate this Agreement upon thirty (30) days advance written notice to Quinton. In the event Mortara elects to terminate this Agreement under this Section 12.6, Mortara shall have the right but not the obligation, to: (i) require Quinton to immediately pay any outstanding NRE Costs (as defined in Section 2.2..3), and / or (ii) require Quinton to satisfy its obligation to accept delivery of any Product(s) ordered under any then current Quinton purchase order.

12.7 NO LIABILITY FOR TERMINATION. Neither party will have any obligation to the other by reason of the terminating party's termination permitted by this Agreement. Each party hereby agrees not to assert any claim by reason of such termination of this Agreement. Neither party, by reason of the termination of this Agreement, will be liable to the other because of any damages, expenditure, loss of profits, or prospective profits of any kind or nature, sustained or arising out of such termination or for any investments related to the performance of this Agreement or the goodwill created in the course of the performance under this Agreement.

12.8 ACCRUED OBLIGATIONS. No termination of this Agreement will in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of, or failure to perform any covenant, agreement, duty or obligation contained in this Agreement. Neither party will be relieved from any obligations vested prior to the date of termination of this Agreement.

                           ARTICLE 13: MISCELLANEOUS.

13.1 GOVERNING LAW AND VENUE. This Agreement shall be construed and controlled by the laws of the State of Washington, U. S. A. (excluding its conflict of law rules) and by the laws of the Unites States of America, excluding the United Nations Convention on Contacts for the International Sale of Goods (which the parties hereby agree shall not apply). In the event Mortara files a claim against Quinton in connection with this Agreement, such claim will be filed in the state and federal courts sitting in


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 10 of 13

        Snohomish County, Washington. In the event Quinton files a claim against Mortara in connection with this Agreement, such claim will be filed in the state and federal courts sitting in Milwaukee County, Wisconsin.

13.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Exhibits hereto, set forth and constitute the final, complete and entire agreement between the parties hereto with respect to the subject matter hereof, supersede any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto and are intended as a complete and exclusive statement of the terms of the agreement between the parties. This Agreement may not be released, discharged, amended or modified in any manner except by a writing signed by duly authorized officers of both parties.

13.3 NO AGENCY; NO JOINT VENTURE; INDEPENDENT CONTRACTOR. Each party will act as an independent contractor under the terms of this Agreement. Neither party is, and will not be deemed to be, employee, agent, co-venturer or legal representative of the other party for any purpose. Neither party will be entitled to enter into any contracts in the name of, or on behalf of the other party, nor will either party be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so.

13.4 WAIVER. No waiver of any right under this Agreement will be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform will be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

13.5 HEADINGS. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

13.6 ASSIGNMENT. Neither party may assign, in whole or in part, this Agreement nor any right or obligation arising under it without the prior written consent of the other, such consent not to be unreasonably withheld; provided, however, that either party may assign or transfer its rights and obligations arising under this Agreement to a purchaser of all or substantially all of the stock or assets of such party or to an entity into which such party is merged, or to a wholly-owned subsidiary of such party, without the consent of the other party.

13.7 SEVERABILITY. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision will be construed or deemed amended to conform to applicable laws so as to be valid, legal and enforceable and to conform to the maximum extent possible to the intention of the parties including, without limitation, by deleting such provision.

13.8 RESTRICTED RIGHTS. Any software Product which Quinton distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities, shall be provided with RESTRICTED RIGHTS in accordance with DFARS 252.227-7013(c)1(ii), or as set forth in the particular department or agency regulations or rules, or particular contract which provide Mortara equivalent or greater protection.

13.9 EXPORT. Quinton acknowledges that the Product is subject to the export control laws and regulations of the United States, and any amendments thereof. Quinton confirms that with respect to the Product, it will not export or re-export them, directly or indirectly, to (i) any countries that are subject to United States export restrictions; (ii) any End User who Quinton knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or
        (iii) any end user who has been prohibited from participating in United States export transactions by any federal agency of the United States government. Quinton further acknowledges that the Product may include technical data subject to export and re-export restrictions imposed by United States law.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 11 of 13

13.10 BENEFITS OF THIS AGREEMENT. Except as expressly provided for herein, nothing in this Agreement will be construed to give to any person or entity other than Quinton and Mortara any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of Quinton and Mortara and shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

13.11 NOTICES. Notices, consents and the like required or permitted hereunder will be in writing and will be sent to the addresses set forth below or to such other addresses as the parties may hereafter specify, and will be deemed given on the earlier of (a) physical delivery (or refusal to accept same) to a party, including confirmed delivery by facsimile or telex; (b) upon delivery (or refusal to accept same) after sending by expedited courier; (c) or upon delivery (or refusal to accept same) by certified mail, return receipt requested. Copies of notices will be sent to the appropriate address as set forth below:

                                TO MORTARA: Mortara Instrument, Inc.
                                7865 North 86th Street
                                Milwaukee, Wisconsin 53224
                                Attention: Brian Brenegan

                                TO QUINTON: Quinton Instrument Company
                                3303 Monte Villa Parkway
                                Bothell, Washington 98021
                                Attention: Contracts Administration

13.12 FORCE MAJEURE. Neither of the parties hereto will be liable for any failure or delay in performance hereunder where such failure or delay is due, in whole or in part, to any cause beyond its reasonable control, including but not limited to Acts of God, fire, flood, warfare, labor disputes or other similar catastrophic events. If a force majeure prevents Mortara from supplying, for a period in excess of ninety (90) days, Products to Quinton pursuant to a purchase order accepted by Mortara, Quinton shall have the rights set forth in Section 2 hereof.

13.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original and all of which will constitute together but one and the same document.

In Witness Whereof, the parties have executed this Agreement on the date first above mentioned.


QUINTON INSTRUMENT COMPANY                    MORTARA INSTRUMENT, INC.

           /s/ John Hinson                         /s/ Justin Mortara
--------------------------------------    --------------------------------------
 Authorized Signature                      Authorized Signature


              John Hinson                            Justin Mortara
--------------------------------------    --------------------------------------
 Printed Name                              Printed Name

Executive Vice President, COO and CFO             VP Sales and Marketing
--------------------------------------    --------------------------------------
 Title                                     Title

              8/1/00                                     8/1/00
--------------------------------------    --------------------------------------
 Date                                      Date





[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 12 of 13

                                    EXHIBIT A
                          PRODUCTS, FEES AND QUANTITIES

                                                                                        INITIAL
                                                              TRANSFER        LEAD       ORDER
                      PRODUCT                   QUANTITY        FEE           TIME      QUANTITY
                      -------                   --------      --------      --------    --------
Receiver Carrier Cards*
Includes Windows NT driver license                 [*]          [*]         4 months      [*]

2.45 gHz Down Converter Unit 16 Channel            [*]          [*]         4 months      [*]

Receiver Cans*                                     [*]          [*]         4 months      [*]
                                                   [*]          [*]         4 months
                                                   [*]          [*]         4 months
                                                   [*]          [*]         4 months

Transmitters**
Includes patient cable and AA batteries            [*]          [*]         4 months      [*]
                                                   [*]          [*]         4 months
                                                   [*]          [*]         4 months
                                                   [*]          [*]         4 months

Arrhythmia Analysis
Software License fees for each Receiver Can

                                        Lethal     [*]          [*]           N/A         [*]
                                      Extended     [*]          [*]           N/A         [*]

Antenna Network Components:
Antenna Network Amplifier AN-915                   [*]          [*]         4 months      [*]
915 Mhz  1/2 Wavelength Antenna                    [*]          [*]         1 month       [*]
BNC Male to TNC Female Coupler                     [*]          [*]         1 month       [*]
50-Ohm BNC Male Terminator                         [*]          [*]         1 month       [*]
Antenna Network Power Supply                       [*]          [*]         1 month       [*]
4' RG58C/U BNC M - BNC M Cable                     [*]          [*]         1 month       [*]
8m RG58 BNC M - BNC M Cable                        [*]          [*]         1 month       [*]
15m RG58 BNC M - BNC M Cable                       [*]          [*]         1 month       [*]
4-way 915 MHz Power Splitter w/BNC Connectors      [*]          [*]         1 month       [*]
8-way 915 MHz Power Splitter w/BNC Connectors      [*]          [*]         1 month       [*]
DC Block w/ BNC Connectors for 915 MHz             [*]          [*]         1 month       [*]
Power Supply DC Linear Antenna Network             [*]          [*]         1 month       [*]

*Receiver Carrier Cards and Receiver Cans will be provided as individual parts to be assembled, calibrated and tested in custom configurations by Quinton.

**Transmitters to be provided as complete units with cable harnesses by Mortara, private labeled by Mortara for Quinton, including a Mortara label e.g. 'Mortara Inside' or 'Powered by Mortara'. All decisions regarding product labeling and trademarking for the Combined Products will be the responsibility of Quinton.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

07/27/00                   - Quinton Confidential -                Page 13 of 13